Exhibit 99.1
PlanetOut Inc. Reports Second-Quarter 2006 Results
Integrated Company Poised for Growth and Profitability
SAN FRANCISCO, Aug. 2, 2006 — PlanetOut Inc. (Nasdaq: LGBT) the world’s leading media and entertainment company exclusively focused on the gay and lesbian market, today reported its financial results for the second quarter ended June 30, 2006.
“We are pleased with our second quarter results, including our solid financial performance, the completion of substantially all of our acquisition integration plans and the completion of our CEO succession process,” said Karen Magee, chief executive officer, PlanetOut Inc.
“With the bulk of these activities behind us, we are now turning our full attention to consumer-focused initiatives designed to drive our business forward. We believe that these product enhancements and marketing initiatives will enable us to more fully realize the potential presented by our extensive consumer network and enhance our ability to offer exciting, new cross-platform advertising programs.”
Second Quarter Financial Results
Net Revenue — Total net revenue for the second quarter of 2006 was $16.3 million, a 102% increase from net revenue of $8.1 million for the second quarter of 2005.
Adjusted EBITDA — Adjusted EBITDA for the second quarter of 2006 was $2.0 million compared with $1.7 million for the same quarter a year ago.
Net Income (Loss) — For the second quarter of 2006, GAAP net loss was $0.4 million, or a loss of $0.02 per basic and diluted share, compared to GAAP net income of $1.0 million, or earnings of $0.06 per basic and diluted share, for the same quarter a year ago. Adjusted Net Income for the second quarter of 2006 was $0.6 million, or $0.03 per basic and diluted share, compared to Adjusted Net Income of $1.2 million, or $0.07 and $0.06 per basic and diluted share, respectively, for the second quarter of 2005.
“By integrating our businesses more closely, we have lowered our cost base and improved our ability to deliver high quality products to our consumers and advertisers. We expect that these efforts will help drive growth and profitability in 2007,” said Jeff Soukup, president and chief operating officer, PlanetOut Inc.
Please refer to the “Note to Unaudited Condensed Consolidated Statements of Operations” for definitions of certain key financial measures used here and in the “Business Outlook” sections of this press release.
Second Quarter and Recent Business Highlights

Advertising Services
•	Advertisers launching first-time campaigns with one or more of the company’s multiple media properties during the quarter included Evian and The Travel Channel. PlanetOut also demonstrated its ability to migrate existing advertisers to multiple platforms, including VW, Oxygen Network, Dell Computers, Radisson Hotels and Kohler.

•	PlanetOut expanded its inventory and advertising network with new online offerings such as Bravo’s OutZoneTV.com, and event sponsorships such as The Dinah.
Subscription Services
•	The company added over 24,000 subscribers to Out and The Advocate through our unique cross-selling efforts with Gay.com’s online premium subscription offering during the first half of the year.

•	Although the company grew total paid subscribers during the quarter, premium online subscribers declined from 164,000 to 151,000. The company is implementing product and service enhancements to reverse this online trend, including an upgrade to its online photo management system, a redesign of the Gay.com home page and improved locations handling for Gay.com members and subscribers.

•	PlanetOut continued to execute on its strategy to capture a larger share of the global LGBT market through its international gratis campaign, having signed-up over 470,000 new international members since its launch.
Transaction Services
•	The company’s transaction services revenue increased during the quarter compared to the prior year’s quarter due to the incremental effect of the acquisition of LPI and the impact of the company’s joint venture sponsorship of The Dinah.
Other Operational Items
•	PlanetOut substantially completed its acquisition integration plans, aimed at leveraging its synergies and fueling additional growth. Specifically, these changes consolidated media, advertising and e-commerce services, as well as back-office operations on a global basis.

•	During the second quarter, PlanetOut’s board of directors named Karen Magee chief executive officer. A 21-year veteran of TimeWarner Inc., Magee has a proven track record in the media and entertainment industry.
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.
The company is reaffirming its full-year revenue guidance for 2006. Specifically, PlanetOut expects revenue to be between $71.0 and $75.0 million. The company is lowering its guidance on Adjusted EBITDA from between $10.0 and $11.0 million to between $8.5 and $9.5 million, as well as lowering Adjusted Net Income from between $4.0 and $4.5 million to between $2.5 and $3.0 million.
For the third quarter of 2006, the company expects revenue to be between $17.0 and $18.0 million, Adjusted EBITDA between $2.0 and $2.5 million, and Adjusted Net Income between $0.6 million and $0.8 million.
Conference Call and Webcast Information
The company will host a conference call and live webcast today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time) to discuss results for the second quarter of 2006. Separately, a brief slide presentation will be utilized during the call and will be available on the “Investor Relations” section of the company’s corporate website (www.planetoutinc.com).
Parties in the United States and Canada can dial 800-240-2430 to participate in the teleconference. International parties can access the call at 303-262-2191. Additionally, PlanetOut Inc. will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s website (www.planetoutinc.com). A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international parties dial 303-590-3000), access code 11065955#.
Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share (“Adjusted EPS”) — Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the company believes are the most comparable GAAP measures. The company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The company considers Adjusted EBITDA to be an important indicator of its operational strength. The company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense (benefit) from period to period, which the company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income is defined as net income excluding stock-based compensation expense (benefit), restructuring, other relocation and retention charges. The company considers Adjusted Net Income to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income is that it does not include all items that impact the company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS – Basic and Diluted are defined as Adjusted Net Income calculated on a basic and diluted per share basis, respectively.

PlanetOut’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s on-going economic performance and PlanetOut therefore uses non-GAAP information internally to evaluate and manage the company’s operations. PlanetOut has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, product enhancements and technology initiatives, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to realize anticipated synergies from the integration of the assets of RSVP and LPI; the company’s ability to successfully implement its recent integration-related restructuring and management changes; competition; timing and success of cruises, events and product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. PlanetOut does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community.
PlanetOut’s digital media brands include Gay.com, PlanetOut.com, OUT&ABOUT Travel, Advocate.com, Out.com, OutTraveler.com and HIVPlusMag.com, as well as localized versions of the Gay.com site in English, French, German, Italian, Portuguese and Spanish. PlanetOut print media brands include The Advocate, Out, The Out Traveler and HIVPlus, as well as SpecPub, Inc. titles. Transaction services brands include e-commerce Web sites Kleptomaniac.com and BuyGay.com, travel and events marketer RSVP, book publisher Alyson Publications, and direct marketer Triangle Marketing Services, among others.

PlanetOut, based in San Francisco with additional offices in New York, Los Angeles, Minneapolis, London and Buenos Aires, offers Global 1000 and local advertisers as well as its own properties access to what it believes to be the most extensive multi-channel, multi-platform network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
Contact:
James David
PlanetOut Inc.
(415) 834-6479
james.david@planetoutinc.com

PlanetOut Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2006	2005	2006
Revenue:
Advertising services	$2,566	$7,318	$3,958	$12,665
Subscription services	5,172	6,321	10,025	12,591
Transaction services	332	2,656	752	8,612

Total revenue	8,070	16,295	14,735	33,868

Operating costs and expenses: (*)
Cost of revenue	2,320	6,872	4,445	16,302
Sales and marketing	2,532	4,427	4,988	8,371
General and administrative	1,615	3,078	2,863	6,158
Restructuring	—	834	—	834
Depreciation and amortization	848	1,300	1,668	2,524

Total operating costs and expenses	7,315	16,511	13,964	34,189

Income (loss) from operations	755	(216)	771	(321)
Other income (expense), net	267	(91)	459	(118)

Income (loss) before income taxes and minority interest	1,022	(307)	1,230	(439)
Provision for income taxes	(12)	—	(41)	—
Minority interest in gain of consolidated affiliate	—	(47)	—	(47)

Net income (loss)	$1,010	$(354)	$1,189	$(486)

Net income (loss) per share:
Basic	$0.06	$(0.02)	$0.07	$(0.03)

Diluted	$0.06	$(0.02)	$0.07	$(0.03)

Weighted-average shares used to compute net income (loss) per share:
Basic	17,092	17,315	17,015	17,288

Diluted	18,249	17,315	18,192	17,288

(*) Includes stock-based compensation expense (benefit) as follows:
Cost of revenue	$15	$1	$27	$6
Sales and marketing	18	1	25	2
General and administrative	109	(101)	66	(22)

Total stock-based compensation expense (benefit)	$142	$(99)	$118	$(14)

Supplemental Financial Data (See Note to Unaudited Condensed Consolidated Statements of Operations)

Adjusted EBITDA	$1,745	$2,014	$2,557	$3,218

Adjusted Net Income	$1,152	$576	$1,307	$529

Adjusted EPS:
Basic	$0.07	$0.03	$0.08	$0.03

Diluted	$0.06	$0.03	$0.07	$0.03

(*)	Prior to January 1, 2006, PlanetOut accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, PlanetOut historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, PlanetOut accounts for stock-based compensation under the fair value method. As PlanetOut adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes.

PlanetOut Inc.
Note to Unaudited Condensed Consolidated Statements of Operations
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income (loss), and Adjusted earnings per share (“Adjusted EPS”) – Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the Company believes are the most comparable GAAP measures. The Company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The Company considers Adjusted EBITDA to be an important indicator of its operational strength. The Company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense (benefit) from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the Company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income is defined as net income (loss) excluding stock-based compensation expense (benefit), restructuring, and other relocation and retention charges. The Company considers Adjusted Net Income to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income is that it does not include all items that impact the Company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS – Basic and Diluted are defined as Adjusted Net Income calculated on a basic and diluted per share basis, respectively.
The Company undertakes no obligation to provide or update any such estimates or supplemental information in the future.

PlanetOut Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	Dec 31,	Jun 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$18,461	$4,877
Restricted cash	—	4,793
Accounts receivable, net	6,030	7,839
Inventory	1,349	1,390
Prepaid expenses and other current assets	2,571	10,056

Total current assets	28,411	28,955
Property and equipment, net	8,167	8,449
Goodwill	28,699	32,572
Intangible assets, net	10,909	12,934
Other assets	1,152	1,602

Total assets	$77,338	$84,512

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,334	$1,626
Accrued liabilities	2,750	3,316
Accrued restructuring	—	793
Deferred revenue, current portion	8,749	13,303
Capital lease obligations, current portion	309	293
Notes payable, current portion	222	2,446
Deferred rent, current portion	286	345

Total current liabilities	13,650	22,122
Deferred revenue, less current portion	1,771	2,268
Capital lease obligations, less current portion	212	434
Notes payable, less current portion	7,075	4,716
Deferred rent, less current portion	1,578	1,477

Total liabilities	24,286	31,017

Minority interest in consolidated subsidiaries	—	47
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,333	88,625
Note receivable from stockholder	(603)	—
Accumulated other comprehensive loss	(123)	(136)
Accumulated deficit	(34,572)	(35,058)

Total stockholders’ equity	53,052	53,448

Total liabilities and stockholders’ equity	$77,338	$84,512

PlanetOut Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended
	Jun 30,	Jun 30,
	2005	2006
Cash flows from operating activities:
Net income (loss)	$1,189	$(486)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,668	2,524
Restructuring	—	41
Stock-based compensation expense (benefit)	118	(14)
Amortization of deferred rent	224	(40)
Loss on disposal or write-off of property and equipment	(1)	21
Equity in net loss of unconsolidated affiliate	25	—
Minority interest	—	47
Changes in operating assets and liabilities, net of acquisition effects and restructuring:
Accounts receivable	(342)	(1,548)
Inventory	—	(41)
Prepaid expenses and other assets	289	(3,216)
Accounts payable	(1,384)	216
Accrued and other liabilities	690	528
Accrued restructuring	—	793
Deferred revenue	635	(1,311)

Net cash provided by (used in) operating activities	3,111	(2,486)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(5,403)
Purchases of property and equipment	(2,659)	(1,554)
Changes in restricted cash	—	(4,793)

Net cash used in investing activities	(2,659)	(11,750)

Cash flows from financing activities:
Proceeds from exercise of common stock options and warrants	431	306
Proceeds from repayment of note receivable from stockholder	—	843
Principal payments under capital lease obligations and notes payable	(774)	(484)

Net cash provided by (used in) financing activities	(343)	665

Effect of exchange rate on cash and cash equivalents	(8)	(13)

Net increase (decrease) in cash and cash equivalents	101	(13,584)
Cash and cash equivalents, beginning of period	43,128	18,461

Cash and cash equivalents, end of period	$43,229	$4,877

Supplemental disclosure of noncash flow investing and financing activities:
Property and equipment and related maintenance acquired under capital leases	$34	$651

Unearned stock-based compensation	$399	$—

PlanetOut Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2006	2005	2006
Adjusted EBITDA:
Net income (loss)	$1,010	$(354)	$1,189	$(486)
Minority interest in gain of consolidated affiliate	—	47	—	47
Provision for income taxes	12	—	41	—
Other income (expense), net	(267)	91	(459)	118

Income (loss) from operations	755	(216)	771	(321)
Restructuring	—	834	—	834
Other relocation and retention charges	—	195	—	195
Depreciation and amortization	848	1,300	1,668	2,524
Stock-based compensation expense (benefit)	142	(99)	118	(14)

	$1,745	$2,014	$2,557	$3,218

Adjusted Net Income:
Net income (loss)	$1,010	$(354)	$1,189	$(486)
Stock-based compensation expense (benefit)	142	(99)	118	(14)
Restructuring	—	834	—	834
Other relocation and retention charges	—	195	—	195

	$1,152	$576	$1,307	$529

Adjusted EPS:
Basic	$0.07	$0.03	$0.08	$0.03

Diluted	$0.06	$0.03	$0.07	$0.03

Weighted-average shares used to compute Adjusted EPS:
Basic	17,092	17,315	17,015	17,288

Diluted	18,249	18,301	18,192	18,322